Exhibit 99.1

Technical Communications Corporation Awarded Radio Encryption Contract for Afghanistan

CONCORD, Mass.--(BUSINESS WIRE)--October 10, 2013--Technical Communications Corporation (NasdaqCM: TCCO) has received a contract valued at approximately $870,000 for its military-grade DSP 9000 radio encryption for use by the Afghanistan military. The contract is from Datron World Communications, Inc., a global supplier of radio communications equipment. As part of the original equipment manufacturer (OEM) relationship, TCC will provide its DSP 9000 Handset and DSP 9000 Implant Board. The DSP 9000 Implant Board will be embedded in Datron radios. TCC expects to complete delivery of the order during the company’s 2014 fiscal year. TCC began deploying the DSP 9000 for use in Afghanistan more than five years ago.

Carl H. Guild, Jr., President and CEO at Technical Communications Corporation, said, “Being selected once again by our customer to secure the radio communications network in Afghanistan using our DSP 9000 confirms our solution’s operational performance, customization capability, and flexibility to support various applications.”

The DSP 9000 universal secure radio encryption family operates with most radio makes and models, and all frequency bands, as well as seamlessly overlays on existing voice networks for cost effective end-to-end secure communications. It also has the unique capability to securely connect allied forces across theaters on a global scale regardless of their communications equipment. With the DSP 9000, U.S. and NATO, and Afghan forces can communicate securely during tactical operations. The DSP 9000 has proven in-use performance with government agencies and armed forces around the world, including major deployments in the Middle East, Africa, Latin America and Southeast Asia. Configurations are available to secure airborne, naval, manpack and land vehicle applications.

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company's ability to achieve and sustain growth and profitability and expand product lines and market share, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended June 29, 2013; March 30, 2013; and December 29, 2012; and the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2012.

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com